Exhibit 4

AIG LIFE HOLDINGS, INC.

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Second Supplemental

Indenture

Dated as of June 10, 2021

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(Supplemental to Junior Subordinated Indenture Dated as of December 1, 1996)

______________

DEUTSCHE BANK TRUST COMPANY AMERICAs,

as Trustee

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of June 10, 2021, among AIG Life Holdings, Inc. (as successor to American General Corporation) (“AIG Life Holdings”), American International Group, Inc. (“AIG” or the “Guarantor”) and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company) (the “Trustee”).

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture (as defined below).

WHEREAS, American General Corporation, the obligations of which were subsequently succeeded to by AIG Life Holdings, and the Trustee have heretofore executed and delivered a certain indenture, dated as of December 1, 1996 (as previously amended and as amended and supplemented hereby, the “Indenture”) providing for the issuance of Securities;

WHEREAS, pursuant to the Indenture, a series of 7.57% Junior Subordinated Deferrable Interest Debentures, Series A, of which $36,745,000 in aggregate principal amount was outstanding as of May 11, 2021 (the “Outstanding Series A Notes”) and a series of 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B of which $211,987,000 in aggregate principal amount was outstanding as of May 11, 2021 (the “Outstanding Series B Notes” and, together with the Outstanding Series A Notes, the “Outstanding Series A-B Notes”);

WHEREAS, pursuant to an Offer to Purchase and Series A-B Consent Solicitation Statement, dated May 11, 2021, as amended, AIG has respectively (i) offered to purchase for cash any and all Outstanding Series A-B Notes (the “Tender Offers”) and (ii) offered to pay for the delivery of consents by holders of Outstanding Series A-B Notes (the “Series A-B Consent Solicitation” and, together with the Tender Offers, the “Offers”);

WHEREAS, pursuant to the Offers there have been obtained the consents (collectively, the “Required Series A-B Consents”) of such proportion of the Holders of Outstanding Series A-B Notes as is required to approve a supplemental indenture to the Indenture to amend the Indenture as set forth in Article 1 of this Second Supplemental Indenture (the “Proposed Series A-B Amendment”);

WHEREAS, Section 9.2 of the Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of any series then Outstanding, AIG Life Holdings, when authorized by a Board Resolution, and the Trustee may at any time and from time to time, enter into an indenture or indentures supplemental to the Indenture for the purpose of eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of Securities, subject to the limitations set forth therein;

WHEREAS, an Officer’s Certificate and Opinion of Counsel has been delivered to the Trustee to the effect that that this Second Supplemental Indenture is authorized or permitted by the Indenture;

WHEREAS, AIG and AIG Life Holdings desire and have requested that the Trustee join in the execution of this Second Supplemental Indenture for the purpose of evidencing the implementation of the Proposed Series A-B Amendment;

WHEREAS, the execution and delivery of this Second Supplemental Indenture have been authorized by resolutions of the board of directors of AIG Life Holdings; and

WHEREAS, all conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, AIG, AIG Life Holdings, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

Article 1

Amendments to Indenture and Outstanding Series A-B Notes

Section 101.    Section 7.4 of the Indenture is hereby amended and restated in its entirety as follows:

The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the Commission. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a); it being understood that the Trustee shall have no responsibility to determine whether such filings have been made. Delivery of reports, information and documents to the Trustee is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Article 2

Miscellaneous

Section 201.    This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Second Supplemental Indenture forms a part thereof.

Section 202.    If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Second Supplemental Indenture, the Trust Indenture Act provision shall control.

Section 203.    The Article headings herein are for convenience only and shall not affect the construction hereof.

Section 204.    All covenants and agreements in this Second Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 205.    In case any provision in this Second Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 206.    Nothing in this Second Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

Section 207.    This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

Section 208.    This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts together constitute but one in the same instrument.

Section 209.    The recitals contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

Section 210.    Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

In Witness Whereof, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

AIG LIFE HOLDINGS, INC.

By   /s/ Thomas Diemer

Name:      Thomas Diemer
        Title:        Executive Vice President and Chief

                 Financial Officer

AIG LIFE HOLDINGS, INC.

By   /s/ Justin Caulfield

Name:      Justin Caulfield

Title:        Treasurer

AMERICAN INTERNATIONAL GROUP, INC.

By   /s/ Sabra R. Purtill

Name:      Sabra R. Purtill
Title:        Senior Vice President, Deputy Chief

                 Financial Officer, Treasurer and

                 Rating Agency Relations

DEUTSCHE BANK TRUST COMPANY AMERICAS

By   /s/ Luke Russell

Name:      Luke Russell
        Title:        Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By   /s/ Kathryn Fischer

Name:      Kathryn Fischer
        Title:        Vice President

[Signature Page to Second Supplemental Indenture - AIGLH]